As filed with the U.S. Securities and Exchange Commission on March 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NeuroPace, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-3550230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

455 N. Bernardo Avenue

Mountain View, California 94043

(650) 237-2700

(Address of Principal Executive Offices) (Zip Code)

NeuroPace, Inc. 2021 Equity Incentive Plan

NeuroPace, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Michael Favet

President and Chief Executive Officer

NeuroPace, Inc.

455 N. Bernardo Avenue

Mountain View, California 94043

(650) 237-2700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mark B. Weeks

Seth J. Gottlieb

Brett D. White

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by NeuroPace, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) an additional 1,252,287 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), to be issued pursuant to the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and (ii) an additional 250,457 shares of Common Stock to be issued pursuant to the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The Registrant previously registered shares of its Common Stock for issuance under the 2021 Plan and 2021 ESPP on Registration Statements on Form S-8 filed with the Commission on April 23, 2021 (File No. 333-255453) and March 11, 2022 (File No. 333-263462) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2021 Plan and 2021 ESPP, are incorporated herein by reference and made part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 2, 2023 (File No. 001-40337);

(b) the description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on April 14, 2021 (File No. 001-40337) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(c) all other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed below:

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-40337	3.1	April 26, 2021

4.2	Amended and Restated Bylaws of the Registrant.	S-1/A	333-254663	3.4	April 14, 2021

4.3	Form of common stock certificate of the Registrant.	S-1/A	333-254663	4.1	April 14, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this registration statement).

99.1	2021 Equity Incentive Plan.	S-1/A	333-254663	10.6	April 14, 2021

99.2	Forms of Option Agreement, Stock Option Grant Notice and Notice of Exercise under the 2021 Equity Incentive Plan.	S-1/A	333-254663	10.7	April 14, 2021

99.3	2021 Employee Stock Purchase Plan.	S-1/A	333-254663	10.8	April 14, 2021

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on March 2, 2023.

NeuroPace, Inc.

By:	/s/ Michael Favet
Michael Favet
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Favet, Rebecca Kuhn and Irina Ridley, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Favet Michael Favet	Director, President and Chief Executive Officer (Principal Executive Officer)	March 2, 2023

/s/ Rebecca Kuhn Rebecca Kuhn	Chief Financial Officer and Vice President, Finance and Administration (Principal Financial Officer and Principal Accounting Officer)	March 2, 2023

/s/ Lisa Andrade Lisa Andrade	Director	March 2, 2023

/s/ Frank Fischer Frank Fischer	Director	March 2, 2023

/s/ Greg Garfield Greg Garfield	Director	March 2, 2023

/s/ Uri Geiger Uri Geiger	Director	March 2, 2023

/s/ Rakhi Kumar Rakhi Kumar	Director	March 2, 2023

/s/ Joseph S. Lacob Joseph S. Lacob	Director	March 2, 2023

/s/ Renee Ryan Renee Ryan	Director	March 2, 2023